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                                                                    EXHIBIT 16.1

                                     ARTHUR
                                    ANDERSEN




July 25, 1997                                          ____________________
                                                       Arthur Andersen LLP

                                                       ____________________
                                                       225 Franklin Street
                                                       Boston MA 02110-2812
                                                       617 330 4000
Office Of Chief Accountants
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read the first four paragraphs of Item 4(a) included in the attached Form 8-K dated July 23, 1997 of Computron Software, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen
-------------------
Arthur Andersen LLP